CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated March 22, 2023, relating to the consolidated financial statements of HNO International, Inc. for the years ended October 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

March 22, 2023

1